Exhibit 10.1

AMGEN

Amgen One Amgen Center Drive M/S 28-5-C Thousand Oaks, CA 91320-1799 805.447.1000 Fax: 805.499.6751

July 28,2016

Unilife Corporation

250 Cross Farm Lane

York, PA 17406

Attention: John C. Ryan

Facsimile No.: (717) 384-3402

Re:	Convertible Notes Due 2023

Dear John:

Reference is made to the Securities Purchase Agreement dated February 22, 2016 (the “Purchase Agreement”) among Unilife Corporation (“Holdings”), Unilife Medical Solutions, Inc. and Amgen Inc. (“Amgen”), and to the 6% Senior Secured Convertible Note Due 2023 dated February 22, 2016 issued to Amgen, and the subsequent such notes that may be purchased by Amgen in 2017 and 2018 pursuant to the Purchase Agreement (collectively, the ''Notes”).

Whereas each of Holdings, Unilife Medical Solutions, Inc. and Amgen desires to limit the right of Amgen to convert the Notes into common stock of Holdings, and notwithstanding Amgen's rights under the Notes to convert the Notes into common stock of Holdings, Amgen agrees hereby that it shall not convert the Notes into common stock of Holdings if, but solely to the extent, such conversion would cause Amgen to beneficially own 10% or more of the outstanding common stock of Holdings immediately following such conversion (the “Conversion Limit”).

Amgen shall have the unilateral right, in its sole discretion, to terminate the Conversion Limit at any time by providing written notice of such termination in accordance with the notice provisions of the Purchase Agreement (Section 10.3 thereof) to Holdings at least seventy-five (75) days prior to the date Amgen will terminate the Conversion Limit. Except as explicitly set forth herein, nothing in this letter is intended to limit, restrict or otherwise modify Amgen's right to convert the Notes into common stock of Holdings, or to purchase or sell common stock of Holdings.

Please sign this letter below to confirm your agreement with the foregoing.

Sincerely,

Amgen, Inc.

By:	/s/ David Piacquad
Name:	David Piacquad
Title:	Sr. Vice President, Business Development

Acknowledged and Agreed:

Unilife Corporation		Unilife Medical Solutions, Inc.

By:	/s/ John Ryan	By:	/s/ David Hastings
Name:	John Ryan	Name:	David Hastings
Title:	Interim President and Chief Executive Officer, Senior Vice President, General Counsel and Secretary	Title:	Senior Vice President and Chief Financial Officer

Amgen Contract No.: 2016653390-001